Exhibit 99.1

Playtika Holding Corp. Reports Third Quarter 2022 Results

Third Quarter Revenue Grew to $647.8 million, up 1.9% Year-over-Year
Casual Portfolio Revenue Grew 14.4% year-over-year and is now 54.9% of Revenue
Direct-to-Consumer Channel Grew 9.4% Year-over-Year and is now 23.3% of Revenue

Herzliya, Israel - November 8, 2022 - Playtika Holding Corp. (NASDAQ: PLTK) today released financial results for its third quarter for the period ending September 30, 2022.

Third Quarter 2022 Financial Highlights:

•Third quarter revenue was $647.8 million(1) compared to $635.9 million in the prior year period.
•Net income was $68.2 million compared to $80.5 million in the prior year period.
•Credit Adjusted EBITDA, a non-GAAP financial measure defined below, was $203.5 million compared to $217.0 million in the prior year period.
•Adjusted EBITDA, a non-GAAP financial measure defined below, was $230.7 million compared to $247.8 million in the prior year period.
•Our cash and cash equivalents totaled $1,255.4 million as of September 30, 2022.
•In October we purchased $600 million of shares via Tender Offer at a price of $11.58, which has reduced outstanding shares by approximately 51.8 million shares.

“Playtika’s casual games performed exceptionally well. Bingo Blitz, Solitaire Grand Harvest, and June’s Journey achieved double-digit growth year-over-year and we are very pleased with their continued success," said Robert Antokol, Chief Executive Officer of Playtika. We believe we are well positioned for the future as we develop exciting, new features for our games and drive our strategic initiatives focused on technology and digitization to build on our leadership position in mobile games.”

“We are encouraged by the growth of our casual portfolio and will continue to invest responsibly in our strongest franchises,” said Craig Abrahams, President and Chief Financial Officer. As we look to further optimize our business model, we are operating our studios with a focus on innovation and efficiency while generating robust free cash flow.”

Highlights

•Casual portfolio grew revenue 14.4% year-over-year, comprising 54.9% of total revenue
•Social Casino portfolio revenue declined 10.2% year-over-year, comprising 45.1% of total revenue
•Average DPUs increased 5.8% year-over-year
•Junes Journey grew revenue 32.5% year-over-year
•Bingo Blitz grew revenue 14.7% year-over-year
•Solitaire Grand Harvest grew revenue 14.3% year-over-year
•Slotomania revenue declined 12.7% year-over-year

(1) Comprised of $355.7 million and $292.1 million for casual and casino themed games, respectively.

Financial Outlook

For the full year 2022 the company expects revenue to be within the previously provided range of $2.60 - $2.66 billion and Adjusted EBITDA within a range of $900 - $940 million.

Conference Call

Playtika management will host a conference call at 5:30 a.m. Pacific Time (8:30 a.m. Eastern Time) today to discuss the company’s results. The conference call can be accessed via a webcast accessible at investors.playtika.com. A replay of the call will be available through the website one hour following the call and will be archived for one year.

Summary Operating Results of Playtika Holding Corp.

	Three months ended September 30,		Nine months ended September 30,
(in millions of dollars, except percentages, Average DPUs, and ARPDAU)	2022	2021	2022	2021
Revenues	$647.8	$635.9	$1,984.3	$1,934.0
Total cost and expenses	$516.4	$481.4	$1,641.2	$1,483.8
Operating income	$131.4	$154.5	$343.1	$450.2
Net income	$68.2	$80.5	$187.8	$206.2
Credit Adjusted EBITDA	$203.5	$217.0	$602.5	$672.6
Adjusted EBITDA	$230.7	$247.8	$690.1	$770.2
Net income margin	10.5%	12.7%	9.5%	10.7%
Credit Adjusted EBITDA margin	31.4%	34.1%	30.4%	34.8%
Adjusted EBITDA margin	35.6%	39.0%	34.8%	39.8%

Non-financial performance metrics
Average DAUs	9.0	10.4	9.7	10.4
Average DPUs (in thousands)	310	293	315	296
Average Daily Payer Conversion	3.4%	2.8%	3.3%	2.8%
ARPDAU	$0.78	$0.67	$0.75	$0.68
Average MAUs	30.2	35.4	32.4	34.4

About Playtika Holding Corp.

Playtika (NASDAQ: PLTK) is a mobile gaming entertainment and technology market leader with a portfolio of multiple game titles. Founded in 2010, Playtika was among the first to offer free-to-play social games on social networks and, shortly after, on mobile platforms. Headquartered in Herzliya, Israel, and guided by a mission to entertain the world through infinite ways to play, Playtika has employees across offices worldwide.

Forward Looking Information

In this press release, we make “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Further, statements that include words such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "present," "preserve," "project," "pursue," "will," or "would," or the negative of these words or other words or expressions of similar meaning may identify forward-looking statements.

Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include without limitation:

•our reliance on third-party platforms, such as the iOS App Store, Facebook, and Google Play Store, to distribute our games and collect revenues, and the risk that such platforms may adversely change their policies;
•our reliance on a limited number of games to generate the majority of our revenue;
•our reliance on a small percentage of total users to generate a majority of our revenue;
•our free-to-play business model, and the value of virtual items sold in our games, is highly dependent on how we manage the game revenues and pricing models;
•our inability to complete acquisitions and integrate any acquired businesses successfully could limit our growth or disrupt our plans and operations;
•we may be unable to successfully develop new games;
•our ability to compete in a highly competitive industry with low barriers to entry;
•we have significant indebtedness and are subject to the obligations and restrictive covenants under our debt instruments;
•the impact of the COVID-19 pandemic on our business and the economy as a whole;
•our controlled company status;
•legal or regulatory restrictions or proceedings could adversely impact our business and limit the growth of our operations;
•risks related to our international operations and ownership, including our significant operations in Israel, Ukraine and Belarus and the fact that our controlling stockholder is a Chinese-owned company;
•our reliance on key personnel;
•security breaches or other disruptions could compromise our information or our players’ information and expose us to liability; and
•our inability to protect our intellectual property and proprietary information could adversely impact our business.

Additional factors that may cause future events and actual results, financial or otherwise, to differ, potentially materially, from those discussed in or implied by the forward-looking statements include the risks and uncertainties discussed in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur, and reported results should not be considered as an indication of future performance. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Except as required by law, we undertake no obligation to update any forward-looking statements for any reason to conform these statements to actual results or to changes in our expectations.

PLAYTIKA HOLDING CORP.
CONSOLIDATED BALANCE SHEETS
(In millions, except for per share data)

	September 30,	December 31,
	2022	2021
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$1,255.4	$1,017.0
Short-term bank deposits	—	100.1
Restricted cash	1.6	2.0
Accounts receivable	128.0	143.7
Prepaid expenses and other current assets	110.7	72.9
Total current assets	1,495.7	1,335.7
Property and equipment, net	108.2	103.3
Operating lease right-of-use assets	102.9	89.4
Intangible assets other than goodwill, net	374.6	417.3
Goodwill	802.2	788.1
Deferred tax assets, net	42.7	38.3
Investments in unconsolidated entities	27.6	17.8
Other non-current assets	39.5	13.4
Total assets	$2,993.4	$2,803.3

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Current maturities of long-term debt	$12.4	$12.2
Accounts payable	39.8	45.7
Operating lease liabilities, current	19.5	17.2
Accrued expenses and other current liabilities	454.2	494.6
Total current liabilities	525.9	569.7
Long-term debt	2,414.3	2,422.9
Contingent consideration	—	28.7
Employee related benefits and other long-term liabilities	2.8	23.7
Operating lease liabilities, long-term	85.4	82.3
Deferred tax liabilities	53.4	53.7
Total liabilities	3,081.8	3,181.0
Commitments and contingencies
Stockholders' equity (deficit)
Common stock of $0.01 par value; 1,600.0 shares authorized; 412.7 and 411.1 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	4.1	4.1
Additional paid-in capital	1,138.9	1,032.9
Accumulated other comprehensive income (loss)	(1.3)	3.2
Accumulated deficit	(1,230.1)	(1,417.9)
Total stockholders' deficit	(88.4)	(377.7)
Total liabilities and stockholders’ deficit	$2,993.4	$2,803.3

PLAYTIKA HOLDING CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In millions, except for per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Revenues	$647.8	$635.9	$1,984.3	$1,934.0
Costs and expenses
Cost of revenue	181.8	179.2	554.8	546.1
Research and development	115.1	91.5	353.0	268.5
Sales and marketing	145.4	141.1	476.9	427.7
General and administrative	74.1	69.6	256.5	241.5
Total costs and expenses	516.4	481.4	1,641.2	1,483.8
Income from operations	131.4	154.5	343.1	450.2
Interest and other, net	24.3	24.9	74.2	124.6
Income before income taxes	107.1	129.6	268.9	325.6
Provision for income taxes	38.9	49.1	81.1	119.4
Net income	68.2	80.5	187.8	206.2
Other comprehensive income (loss)
Foreign currency translation	(14.5)	(5.6)	(27.8)	(12.7)
Change in fair value of derivatives	10.5	0.8	23.3	(0.9)
Total other comprehensive loss	(4.0)	(4.8)	(4.5)	(13.6)
Comprehensive income	$64.2	$75.7	$183.3	$192.6

Net income per share attributable to common stockholders, basic	$0.17	$0.20	$0.46	$0.50
Net income per share attributable to common stockholders, diluted	$0.17	$0.20	$0.46	$0.50
Weighted-average shares used in computing net income per share attributable to common stockholders, basic	412.7	409.6	412.3	408.6
Weighted-average shares used in computing net income per share attributable to common stockholders, diluted	412.7	411.6	412.6	410.9

PLAYTIKA HOLDING CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine months ended September 30,
	2022	2021
Cash flows from operating activities	$316.3	$383.8
Cash flows from investing activities
Purchase of property and equipment	(38.3)	(31.5)
Capitalization of internal use software costs	(30.6)	(33.6)
Purchase of software for internal use	(7.7)	(8.7)
Short-term bank deposits	100.1	(100.0)
Payments for business combination, net of cash acquired	(29.9)	(397.7)
Other investing activities	(9.8)	2.1
Net cash used in investing activities	(16.2)	(569.4)
Cash flows from financing activities
Proceeds from bank borrowings, net	—	887.7
Repayments on bank borrowings	(14.2)	(960.5)
Proceeds from issuance of unsecured notes, net	—	178.9
Proceeds from issuance of common stock, net	—	470.4
Payment of debt issuance costs	—	(12.0)
Net cash outflow for business acquisitions	(26.9)	—
Payment of tax withholdings on stock-based payments	(2.1)	—
Net cash provided by (used in) financing activities	(43.2)	564.5
Effect of exchange rate changes on cash and cash equivalents	(18.9)	(6.3)
Net change in cash, cash equivalents and restricted cash	238.0	372.6
Cash, cash equivalents and restricted cash at the beginning of the period	1,019.0	523.6
Cash, cash equivalents and restricted cash at the end of the period	$1,257.0	$896.2

Non-GAAP Financial Measures

Credit Adjusted EBITDA is a non-GAAP financial measure and should not be construed as an alternative to net income as an indicator of operating performance, nor as an alternative to cash flow provided by operating activities as a measure of liquidity, or any other performance measure in each case as determined in accordance with GAAP.

Below is a reconciliation of Credit Adjusted EBITDA to net income, the closest GAAP financial measure. Our Credit Agreement defines Adjusted EBITDA (which we call “Credit Adjusted EBITDA”) as net income before (i) interest expense, (ii) interest income, (iii) provision for income taxes, (iv) depreciation and amortization expense, (v) stock-based compensation, (vi) contingent consideration, (vii) acquisition and related expenses, and (viii) certain other items. We calculate Credit Adjusted EBITDA Margin as Credit Adjusted EBITDA divided by revenues.

Credit Adjusted EBITDA and Credit Adjusted EBITDA Margin as calculated herein may not be comparable to similarly titled measures reported by other companies within the industry and are not determined in accordance with GAAP. Our presentation of Credit Adjusted EBITDA and Credit Adjusted EBITDA Margin should not be construed as an inference that our future results will be unaffected by unusual or unexpected items.

RECONCILIATION OF NET INCOME TO CREDIT ADJUSTED EBITDA
(In millions)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Net income	$68.2	$80.5	$187.8	$206.2
Provision for income taxes	38.9	49.1	81.1	119.4
Interest and other, net	24.3	24.9	74.2	124.6
Depreciation and amortization	39.6	36.5	121.7	103.0
EBITDA	171.0	191.0	464.8	553.2
Stock-based compensation(1)	31.6	23.0	106.8	72.8
Contingent consideration	(11.4)	—	(14.1)	—
Acquisition and related expenses(2)	6.1	1.2	19.7	43.2
Other one-time items(3)	6.2	1.8	25.3	3.4
Credit Adjusted EBITDA(4)	$203.5	$217.0	$602.5	$672.6
Net income margin	10.5%	12.7%	9.5%	10.7%
Credit Adjusted EBITDA margin	31.4%	34.1%	30.4%	34.8%
_________

(1)    Reflects, for the three and nine months ended September 30, 2022 and 2021, stock-based compensation expense related to the issuance of equity awards to certain of our employees.
(2)    Amounts for the three and nine months ended September 30, 2022, primarily relates to expenses incurred by the Company in connection with the evaluation of strategic alternatives for the Company. Amount for the nine months ended September 30, 2021 primarily relates to bonus expenses paid as a result of the successful initial public offering of the Company’s stock in January 2021.
(3)    Amounts for the three and nine months ended September 30, 2022, consists of $1.9 million and $12.1 million, respectively, incurred by the Company for severance and for the nine months ended September 30, 2022, $4.0 million incurred by the Company for relocation and support provided to employees due to the war in Ukraine. Amounts for the three and nine months ended September 30, 2022 also include $2.7 million and $6.1 million, respectively, incurred related to the announced restructuring activities.

(4)    Executive management is compensated, in part, based upon achieving certain Adjusted EBITDA targets as more completely described in our proxy statement. Adjusted EBITDA for these purposes represents Credit Adjusted EBITDA shown above, further adjusted to reflect certain elements of cash-based compensation and other items as shown below.

	Three months ended September 30,		Nine months ended September 30,
(in millions)	2022	2021	2022	2021
Credit Adjusted EBITDA	$203.5	$217.0	$602.5	$672.6
Long-term cash compensation(a)	27.0	28.5	79.9	88.5
M&A related retention payments(b)	0.2	2.3	7.7	9.1
Adjusted EBITDA	$230.7	$247.8	$690.1	$770.2
Adjusted EBITDA margin	35.6%	39.0%	34.8%	39.8%

Adjusted EBITDA and Adjusted EBITDA Margin are key operating measures used by our management to assess our financial performance and to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against other peer companies using similar measures. We evaluate Adjusted EBITDA and Adjusted EBITDA Margin in conjunction with our results according to GAAP because we believe they provide investors and analysts a more complete understanding of factors and trends affecting our business than GAAP measures alone.
(a)    Includes expenses recognized for grants of annual cash awards to employees pursuant to our Retention Plans, which awards are incremental to salary and bonus payments, and which plans expire in 2024. For more information, see notes to our consolidated financial statements.
(b)    Includes retention awards to key individuals associated with acquired companies as an incentive to retain those individuals on a long-term basis. The income amount for the three and nine months ended September 30, 2022, primarily relates to the reduction of contingent consideration payable to employees of the Company that were also selling Shareholders of Reworks. This portion of the contingent consideration is being accounted for as an M&A retention payment to these employees, with changes in the amounts recognized as compensation expense.

Contacts

Investor Relations	Press Contact
David Niederman	Darlan Monterisi
VP, Investor Relations and Capital Markets	EVP, Global Head of Communications
davidni@playtika.com	darlanm@playtika.com